UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 19, 2009
D.R. HORTON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14122	75-2386963

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Commerce Street
Suite 500, Fort Worth, Texas	76102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 19, 2009, the Board of Directors (the “Board”) of D.R. Horton, Inc. (the “Company”) declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.01, of the Company. The dividend is payable on August 31, 2009 to stockholders of record as of the close of business on August 31, 2009.
     The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Section 382 Rights Agreement, dated as of August 19, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”), a copy of which is attached hereto as Exhibit 4.1, which is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.
     The Board adopted the Rights Agreement in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses and unrealized losses (collectively, the “NOLs”) to reduce potential future federal income tax obligations may become substantially limited. The Company has experienced and continues to experience substantial operating losses, including realized losses for tax purposes from sales of inventory and land previously written down for financial statement purposes, which would produce NOLs. Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, its ability to use the NOLs, including NOLs later arising from sales of land and inventory previously written down, may be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.
     The Rights Agreement is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of the Company’s outstanding common stock within the meaning of the Internal Revenue Code and the regulations promulgated thereunder without the approval of the Board. Stockholders who beneficially own 4.9% or more of the Company’s outstanding common stock as of the close of business on August 19, 2009 will not trigger the Rights Agreement so long as they do not acquire any additional shares of the Company’s common stock at a time when they still beneficially own 4.9% or more of the Company’s outstanding common stock. The Board may, in its sole discretion, also exempt any person from triggering the Rights Agreement.

     The Rights. The Board authorized the issuance of one Right per each outstanding share of the Company’s common stock payable to the Company’s stockholders of record as of the close of business on August 31, 2009. One Right will also be issued together with each share of the Company’s common stock issued after August 31, 2009 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.10 per share, of the Company (the “Series A Preferred Stock”) for a purchase price of $80.00 (the “Purchase Price”). If issued, each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Company’s common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.
     Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of the Company’s outstanding common stock (or, in the case of a person that had beneficial ownership of 4.9% or more of the Company’s outstanding common stock as of the close of business on August 19, 2009, by obtaining beneficial ownership of any additional shares of the Company’s common stock) and (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.
     The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the common stock certificates or the ownership statements issued with respect to uncertificated shares of common stock of the Company will evidence the Rights. Any transfer of shares of common stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of common stock unless and until the Board has determined to effect an exchange pursuant to the Rights Agreement (as described below).
     Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of the Company’s common stock having a market value of two times the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company (as described below).
     Redemption. At any time until ten calendar days following the Stock Acquisition Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of common stock (or fractional share of Series A Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio.
     Stockholder Approval. The Company intends to submit the Rights Agreement for stockholder approval at a meeting of stockholders of the Company.
     Expiration. The Rights and the Rights Agreement will expire on the earliest of (i) August 19, 2019, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged in full pursuant to the Rights Agreement, (iv) the effective date of the repeal of Section 382 of the Internal Revenue Code, or any successor provision or replacement provision, if the Board determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits, (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits and (vi) August 19, 2010 if stockholder approval of the Rights Agreement has not been obtained.
     Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series A Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or the Company’s common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
     Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the Rights Agreement in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Agreement which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Rights Agreement again becoming amendable other than in accordance with this sentence.

Item 3.03 Material Modification to Rights of Security Holders.
     See the description set out under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board of Directors approved a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of D.R. Horton, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on August 19, 2009. The Certificate of Designation is attached to the Form 8-A filed by the Company on August 20, 2009 and is incorporated herein by reference.
Item 8.01 Other Events.
     On August 19, 2009, the Company announced the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of D.R. Horton, Inc. (incorporated by reference from Exhibit 3.1 to D.R. Horton, Inc.’s Form 8-A filed with the SEC on August 20, 2009 (File No. 001-14122)).

4.1	Section 382 Rights Agreement, dated as of August 19, 2009, between D.R. Horton, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibit B the Form of Rights Certificate (incorporated by reference from Exhibit 4.1 to D.R. Horton, Inc.’s Form 8-A filed with the SEC on August 20, 2009 (File No. 001-14122)).

99.1	Press Release dated August 19, 2009 (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. HORTON, INC.
/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

Date: August 20, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of D.R. Horton, Inc. (incorporated by reference from Exhibit 3.1 to D.R. Horton, Inc.’s Form 8-A filed with the SEC on August 20, 2009 (File No. 001-14122)).

4.1	Section 382 Rights Agreement, dated as of August 19, 2009, between D.R. Horton, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibit B the Form of Rights Certificate (incorporated by reference from Exhibit 4.1 to D.R. Horton, Inc.’s Form 8-A filed with the SEC on August 20, 2009 (File No. 001-14122)).

99.1	Press Release dated August 19, 2009 (filed herewith).

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